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                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                           -------------------------

                                    FORM 8-K

                                 CURRENT REPORT

                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

                                November 12, 1999
                                (Date of Report)

                                SHOPNOW.COM INC.
--------------------------------------------------------------------------------
               (Exact Name of Registrant as Specified in Charter)

         WASHINGTON                  000-26707            91-1628103
(State or Other Jurisdiction   (Commission File No.)     (IRS Employer
     of Incorporation)                                Identification No.)

           411 FIRST AVENUE SOUTH, SUITE 200 NORTH, SEATTLE, WA 98104 (Address of Principal Executive Offices, including Zip Code)

                                 (206) 223-1996
              (Registrant's Telephone Number, Including Area Code)

                                      NONE
          (Former Name or Former Address, if Changed Since Last Report)

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ITEM 2.           ACQUISITION OR DISPOSITION OF ASSETS

         On November 12, 1999, ShopNow.com Inc. ("ShopNow") acquired SpeedyClick, Corp., a California corporation, pursuant to an Agreement and Plan of Merger dated as of November 10, 1999, among ShopNow, Racer Acquisition, Inc., a Washington corporation and wholly-owned subsidiary of ShopNow, SpeedyClick, and Farid Tabibzadeh, Majid Tabibzadeh and Shahab Emrani, principal shareholders of SpeedyClick. By the terms of the merger agreement, Racer Acquisition, Inc. merged with and into SpeedyClick.

         SpeedyClick, a privately-held company established in 1998, maintains an Internet community targeted mainly at women. Its World Wide Web site focuses on entertainment and interactivity. SpeedyClick's interactive community is expected to complement the e-commerce focus of the ShopNow Network.

         Upon effectiveness of the merger, each outstanding share of SpeedyClick common stock was converted into .648 unregistered shares of ShopNow common stock and $.51 in cash. A total of 3,799,237 unregistered shares of ShopNow common stock were issued in connection with the transaction. ShopNow will account for the transaction as a purchase transaction.

         Options to purchase SpeedyClick common stock were assumed by ShopNow and converted into nonqualified options to purchase ShopNow common stock on the terms and conditions of ShopNow's amended and restated 1996 stock incentive plan. The exercise price and number of shares of ShopNow common stock subject to each SpeedyClick option assumed was proportionately adjusted to reflect the relative value of the ShopNow common stock.

         Pursuant to the merger agreement, three of SpeedyClick's principal shareholders agreed to jointly and severally indemnify ShopNow for, among other things, any damages ShopNow suffers because of: (1) any inaccuracy in the representations and warranties made by SpeedyClick or any of its shareholders in connection with the merger agreement and the other documents related to the merger, and (2) any claim relating to the operation of the SpeedyClick's business before the merger became effective. To secure these indemnification obligations, 114,513 shares of ShopNow common stock issued to the principal shareholders in the merger will be held by, and pledged by the principal shareholders to, ShopNow for one year.

         ShopNow issued the shares of ShopNow common stock to the shareholders of SpeedyClick pursuant to the exemptions from the registration requirements of the Securities Act of 1933 provided by Section 4(2) and Regulation D of the Securities Act.

         The merger agreement is filed as an exhibit to this report and is incorporated into this report by reference. This summary of the provisions of this agreement is not complete, and you should refer to the exhibits for a copy of the actual agreement.


ITEM 7.  FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS

         (a)      Financial Information

         The required financial statements with respect to SpeedyClick, Corp. are not available as of the date of this Current Report on Form 8-K. In accordance with paragraph 4 of Item 7(a) of Form 8-K, ShopNow will file the financial statements by amendment as soon as practicable and no later than 60 days from the date on which this Form 8-K must be filed.


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         (b)      Pro Forma Financial Information

         The required pro forma financial statements with respect to SpeedyClick, Corp. and ShopNow are not available as of the date of this Current Report on Form 8-K. In accordance with paragraph 4 of Item 7(a) of Form 8-K, ShopNow will file the pro forma financial statements by amendment as soon as practicable and no later than 60 days from the date on which this Form 8-K must be filed.

         (c)      Exhibits

         2.1 Agreement and Plan of Merger dated as of November 10, 1999, among ShopNow.com Inc., Racer Acquisition, Inc., SpeedyClick, Corp. and the Principal Shareholders of SpeedyClick, Corp.

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                                    SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                    SHOPNOW.COM INC.


Dated:  November 22, 1999             By /s/ Alan Koslow
                                         --------------------------------------
                                      Alan D. Koslow
                                      Executive Vice President, Chief Financial
                                      Officer and General Counsel






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                                  EXHIBIT INDEX

 Exhibit Number   Description
 --------------   -----------

      2.1 Agreement and Plan of Merger dated as of November 10, 1999, among ShopNow.com Inc., Racer Acquisition, Inc., SpeedyClick, Corp. and the Principal Shareholders of SpeedyClick, Corp.